Exhibit 10.4
SUBORDINATED GUARANTY AND PLEDGE AGREEMENT
Dated as of
June 18, 2008
made by
Teton Energy Corporation
and
each of the other Obligors
in favor of
Whitebox Advisors, LLC
as subordinated noteholder representative
     The indebtedness and other obligations of the Borrower and its subsidiaries evidenced by this Agreement and the Debentures issued hereunder owed to the Purchasers party to this Agreement are junior and subordinate to the indebtedness and other obligations of the Borrower and its subsidiaries in accordance with the provisions of the Intercreditor and Subordination Agreement dated as of June 9, 2008, among JPMorgan Chase Bank, N.A., as Senior Agent, Whitebox Advisors, LLC, as Subordinated Noteholder Representative, the Company and certain of its affiliates, as amended from time to time.

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SCHEDULES:

Schedule 1	—	Notice Addresses of Obligors
Schedule 2	—	Description of Pledged Securities
Schedule 3	—	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	—	Location of Jurisdiction of Organization and Chief Executive Office

ANNEXES:

Annex I	—	Form of Assumption Agreement
Annex II	—	Form of Supplement

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     This SUBORDINATED GUARANTY AND PLEDGE AGREEMENT, dated as of June 18, 2008, is made by TETON ENERGY CORPORATION, a Delaware corporation (the “Borrower”), and each of the signatories hereto (the Borrower and each of the signatories hereto, together with any other Subsidiary or holding company of the Borrower that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of WHITEBOX ADVISORS, LLC, as agent for the Subordinated Noteholders (in such capacity, together with its successors in such capacity, the “Subordinated Noteholder Representative”).
R E C I T A L S
     A. The Borrower has previously entered into that certain Amended and Restated Credit Agreement dated as of August 9, 2007, among the Borrower, the financial institutions party thereto (the “Lenders”), and JPMorgan Chase Bank, NA, as administrative agent (the “Senior Agent”) for the Lenders (as heretofore amended, supplemented or restated, the “Existing Credit Agreement”).
     B. As a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Existing Credit Agreement, the Obligors executed and delivered that certain Amended and Restated Guaranty and Pledge Agreement dated as of August 9, 2007 (the “Existing Guaranty and Pledge Agreement”) to Senior Agent for the ratable benefit of the Lenders.
     C. The Existing Credit Agreement was amended and restated in its entirety as a Second Amended and Restated Credit Agreement dated as of April 2, 2008 by and among the Borrower, the Lenders and the Senior Agent (as amended, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to extend credit to the Borrower.
     D. The Existing Guaranty and Pledge Agreement was amended and restated in its entirety as an Amended and Restated Guaranty and Pledge Agreement dated as of April 2, 2008 by and among the Borrower, the Obligors, the Lenders and the Senior Agent (as amended, supplemented or restated from time to time, the “Senior Guaranty and Pledge Agreement”), pursuant to which the Lenders have agreed to extend credit to the Borrower.
     E. The Borrower has entered into a Securities Purchase Agreement dated as of June 9, 2008 (the “Purchase Agreement”) together with certain ancillary agreements (collectively the “Transaction Documents” as defined in the Purchase Agreement) with the Purchasers signatory thereto and their respective successors and assigns (the “Subordinated Noteholders”), including, without limitation, an Intercreditor and Subordination Agreement with the Senior Agent, the provisions of which shall be applicable to this Agreement, whether specifically referred to in any particular section or not.
     F. Now, therefore, in consideration of the premises herein and to induce the Subordinated Noteholder Representative and the Subordinated Noteholders to enter into the Purchase Agreement and the other Transaction Documents with the Borrower and to induce the Subordinated Noteholders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby agrees with the Subordinated Noteholder Representative, for the ratable benefit of the Subordinated Noteholders as follows:
ARTICLE I
Definitions
     Section 1.01 Definitions.
          (a) Unless otherwise defined herein, terms defined in any Transaction Document and used herein have the meanings given to them in such Transaction Document, and all uncapitalized terms which are defined in the UCC as in effect in the State of New York on the date hereof are used herein as so defined.
          (b) The following terms have the following meanings:
          “Agreement” means this Subordinated Guaranty and Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Bankruptcy Code” means title 11, United States Code, as amended from time to time.
          “Collateral” has the meaning assigned such term in Section 3.01.
          “Guaranteed Creditors” means the collective reference to the Subordinated Noteholder Representative and the Subordinated Noteholders.
          “Guaranteed Documents” means the Purchase Agreement, the Security Documents, and other Transaction Documents.
          “Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Obligations and (b) all obligations and liabilities of such Guarantor which may arise under or in connection with any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to any Guaranteed Creditor under any Guaranteed Document).
          “Guarantors” means the collective reference to each Obligor other than the Borrower.
          “Issuers” means the collective reference to each issuer of a Pledged Security.
          “LLC” means, with respect to each Pledgor, each limited liability company described or referred to in Schedule 2 in which such Pledgor has an interest.
          “LLC Agreement” means, with respect to each Pledgor, each operating agreement or other governing documents relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

          “Obligations” means: (a) in the case of the Borrower, the obligations of the Borrower under each of the Transaction Documents and (b) in the case of each Guarantor, its Guarantor Obligations.
          “Obligor Claims” has the meaning assigned to such term in Section 8.01.
          “Partnership” means, with respect to each Pledgor, each partnership described or referred to in Schedule 2 in which such Pledgor has an interest.
          “Partnership Agreement” means, with respect to each Pledgor, each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Pledged LLC Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a member of each LLC and all right, title and interest of any Pledgor in, to and under each LLC Agreement.
          “Pledged Partnership Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a limited or general partner in all Partnerships and all right, title and interest of any Pledgor in, to and under the Partnership Agreements.
          “Pledged Securities” means: (a) the equity interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, equity interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the property referred to in this definition.
          “Pledgor” means any Obligor that now or hereafter pledges Pledged Securities hereunder.
          “Proceeds” means all “proceeds” as such term is defined in Section 9.102(65) of the Uniform Commercial Code in effect in the State of Texas on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
          “Securities Act” shall mean the Securities Act of 1933, as amended.
          “Supplement” means a Supplement substantially in the form attached hereto as Annex II.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Subordinated Noteholder Representative’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.
     Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.
ARTICLE II
Guarantee
     Section 2.01 Guarantee.
          (a) Upon the terms and subject to the conditions of this Agreement, each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.
          (b) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).
          (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of any Guaranteed Creditor hereunder.
          (d) Each Guarantor agrees that if the maturity of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this Article II shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full in cash.
          (e) No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated.
     Section 2.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.
     Section 2.03 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors by the Borrower on account of the Obligations are irrevocably and indefeasibly paid in full in cash. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably and indefeasibly paid in full in cash, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Subordinated Noteholder Representative in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Subordinated Noteholder Representative, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.
     Section 2.04 Guaranty Amendments, Etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Obligations continued; (b) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower’s Obligations may from time to time be obligated on the Borrower’s Obligations or any additional security or collateral for the payment and performance of the Borrower’s

Obligations may from time to time secure the Borrower’s Obligations; or (f) any other event shall occur which constitutes a defense or release of sureties generally. No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article II or any property subject thereto.
     Section 2.05 Waivers. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations.
     Section 2.06 Guaranty Absolute and Unconditional.
          (a) Each Guarantor understands and agrees that the guarantee contained in this Article II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of any of the following:
          (i) the invalidity or unenforceability of any Guaranteed Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;
          (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;
          (iii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;

          (iv) any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or any other Guarantor;
          (v) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor or in the relationship between the Borrower and any Obligor;
          (vi) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;
          (vii) the absence of any attempt to collect the Obligations or any part of them from any Obligor;
          (viii) (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or
          (ix) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance.
          (b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     Section 2.07 Reinstatement. The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     Section 2.08 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Subordinated Noteholder Representative, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim, in dollars, in immediately available funds, at the offices of the Subordinated Noteholder Representative as specified in Section 5.4 of the Purchase Agreement.
ARTICLE III
Grant of Security Interest
     Section 3.01 Grant of Security Interest. Subject only to the prior pledge of each such item of Collateral to the Senior Agent, under the Senior Guaranty and Pledge Agreement, which such prior pledge is acknowledged by the Subordinated Noteholder Agent and each Guaranteed Creditor, each Pledgor hereby pledges, assigns and transfers to the Subordinated Noteholder Representative, and hereby grants to the Subordinated Noteholder Representative, for the ratable benefit of the Guaranteed Creditors, a security interest in all of the following property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations:
          (a) all Pledged Securities;
          (b) all books and records pertaining to the Collateral; and
          (c) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Section 3.02 Transfer of Pledged Securities. All certificates or instruments representing or evidencing such Pledged Securities shall be delivered to and held pursuant hereto by the Subordinated Noteholder Representative or a Person designated by the Subordinated Noteholder Representative (which such designee shall be the Senior Agent until the termination of the security interest created by the Senior Guaranty and Pledge Agreement, after which such time, the designee shall be the Subordinated Noteholder Representative) and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Subordinated Noteholder Representative. Notwithstanding the preceding sentence, at the Subordinated Noteholder Representative’s reasonable discretion, all such Pledged Securities must be delivered or transferred in such manner as to permit the Subordinated Noteholder Representative to be a “protected purchaser” to the extent of its security interest as provided in Section 8.303 of the UCC (if the Subordinated Noteholder Representative otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Subordinated Noteholder Representative, subject to its compliance with applicable federal and state securities laws and the prior rights of the Senior Agent, shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Subordinated Noteholder Representative or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.03. In addition, during the continuance of an Event of Default, the Subordinated Noteholder Representative shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.
ARTICLE IV
Representations and Warranties
     To induce the Subordinated Noteholder Representative and the Subordinated Noteholders to enter into the Transaction Documents and to induce the Subordinated Noteholders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby represents and warrants to the Subordinated Noteholder Representative and each Subordinated Noteholder that:
     Section 4.01 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 3.1 of the Purchase Agreement as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.
     Section 4.02 Title; No Other Liens. Except for the security interest granted to the Senior Agent for the ratable benefit of the Lenders under the Credit Agreement and the Subordinated Noteholder Representative for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens and has rights in or the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Senior Agent, for the ratable benefit of the Lenders or the Subordinated Noteholder Representative, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Documents.
     Section 4.03 Perfected Second Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the

Subordinated Noteholder Representative, for the ratable benefit of the Guaranteed Creditors, as collateral security for such Pledgor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof other than the prior Liens in favor of the Senior Agent for the ratable benefit of the Lenders.
     Section 4.04 Obligor Information. On the date hereof, the correct legal name of such Obligor, all names and trade names that such Obligor has used in the last five years, such Obligor’s jurisdiction of organization and each jurisdiction of organization of such Obligor over the last five years, organizational number, taxpayer identification number, and the location(s) of such Obligor’s chief executive office or sole place of business over the last five years are specified on Schedule 4.
     Section 4.05 Pledged Securities.
          (a) The Pledged Securities required to be pledged hereunder by such Pledgor are listed in Schedule 2. The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the equity interests of each Issuer owned by such Pledgor. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or by the Senior Guaranty and Pledge Agreement, and has rights in or the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any Lien.
          (b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest and the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member or partner, as the case may be.
     Section 4.06 Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the other Guarantors are engaged in related businesses. Each Guarantor is a Subsidiary of the Borrower and its guaranty and surety obligations pursuant to this Agreement may reasonably be expected to benefit, directly or indirectly, such Subsidiary; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.
     Section 4.07 Solvency. Each Obligor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.02), (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any property remaining with it constitutes unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.
ARTICLE V
Covenants
     Each Obligor covenants and agrees with the Subordinated Noteholder Representative and the Subordinated Noteholders that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash:
     Section 5.01 Maintenance of Perfected Security Interest; Further Documentation. Each Pledgor agrees that:
          (a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) it will furnish to the Subordinated Noteholder Representative from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Subordinated Noteholder Representative may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the Subordinated Noteholder Representative, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Subordinated Noteholder Representative may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
     Section 5.02 Changes in Locations, Name, Etc. Such Obligor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Obligor maintains any Collateral or is organized. Such Obligor will not cause or permit any change in its (a) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or in the jurisdiction in which it is incorporated or formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, such Obligor shall have first (i) notified the Subordinated Noteholder Representative of such change at least thirty (30) days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Subordinated Noteholder Representative for the purpose of maintaining the perfection and priority of the Subordinated Noteholder Representative’s security interests under this Agreement. In any notice furnished pursuant to this Section 5.02, such Obligor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Subordinated Noteholder Representative’s security interest in the Collateral. At the request of the Subordinated Noteholder Representative, on or prior to the occurrence of such event, the Borrower will provide to the Subordinated Noteholder Representative and the Subordinated Noteholders an opinion of counsel, in form and substance reasonably satisfactory to the Subordinated Noteholder Representative, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Transaction Documents, and such other matters as may be reasonably requested by the Subordinated Noteholder Representative.
     Section 5.03 Pledged Securities.
          (a) If such Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other property of such Pledgor, and, subject to any prior rights of the Senior Agent, deliver the same forthwith to the Subordinated Noteholder Representative in the exact form received, duly indorsed by such Pledgor to the Subordinated Noteholder Representative, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Subordinated Noteholder Representative so requests, signature guaranteed, to be held by the Subordinated Noteholder Representative, subject to the terms hereof, as additional collateral security for the Obligations.
          (b) Without the prior written consent of the Subordinated Noteholder Representative, such Pledgor will not (i) unless otherwise expressly permitted hereby or under the other Transaction Documents, vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Transaction Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Senior Guaranty and Pledge Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Subordinated Noteholder Representative to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

          (c) In the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Subordinated Noteholder Representative promptly in writing of the occurrence of any of the events described in Section 5.03(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections Section 6.02(a) and Section 6.03 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(d) or Section 6.03 with respect to the Pledged Securities issued by it.
          (d) In the case of each Pledgor that is a partner in a Partnership, such Pledgor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Subordinated Noteholder Representative or its nominee and to the substitution of the Subordinated Noteholder Representative or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Pledgor member of an LLC, such Pledgor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Subordinated Noteholder Representative or its nominee and to the substitution of the Subordinated Noteholder Representative or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.
          (e) Such Pledgor shall not agree to any amendment of a Partnership Agreement or LLC Agreement that in any way adversely affects the perfection of the security interest of the Subordinated Noteholder Representative in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Pledgor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Pledgor as a security under Section 8-103 of the UCC.
          (f) Each Pledgor shall furnish to the Subordinated Noteholder Representative such stock powers and other instruments as may be required by the Subordinated Noteholder Representative to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Subordinated Noteholder Representative.
          (g) The Pledged Securities will at all times constitute not less than 100% of the equity interests of the Issuer thereof owned by any Pledgor. Each Pledgor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of equity interests of such Issuer without the prior written consent of the Subordinated Noteholder Representative.

ARTICLE VI
Remedial Provisions
     Section 6.01 Code and Other Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, and subject always to any prior rights of the Senior Agent and the Lenders under the Senior Guaranty and Pledge Agreement and the Intercreditor and Subordination Agreement, the Subordinated Noteholder Representative, on behalf of the Guaranteed Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Transaction Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Subordinated Noteholder Representative, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Guaranteed Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, each Pledgor further agrees, at the Subordinated Noteholder Representative’s request, to assemble the Collateral and make it available to the Subordinated Noteholder Representative at places which the Subordinated Noteholder Representative shall reasonably select, whether at such Pledgor’s premises or elsewhere. Any such sale or transfer by the Subordinated Noteholder Representative either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Subordinated Noteholder Representative shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Subordinated Noteholder Representative shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Subordinated Noteholder Representative and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, and only after such application and after the payment by the Subordinated Noteholder Representative of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Subordinated Noteholder Representative account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each

Pledgor waives all claims, damages and demands it may acquire against the Subordinated Noteholder Representative or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Subordinated Noteholder Representative or such Guaranteed Creditor or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          (b) In the event that the Subordinated Noteholder Representative elects not to sell the Collateral, the Subordinated Noteholder Representative retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.
          (c) The Subordinated Noteholder Representative may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
     Section 6.02 Pledged Securities.
          (a) Unless an Event of Default shall have occurred and be continuing and the Subordinated Noteholder Representative shall have given notice to the relevant Pledgor of the Subordinated Noteholder Representative’s intent to exercise its corresponding rights pursuant to Section 6.02(c), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer (other than liquidating or distributing dividends), to the extent permitted under the Transaction Documents. Any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Subordinated Noteholder Representative, unless delivered to the Senior Agent, be delivered to the Subordinated Noteholder Representative to be held by it hereunder as additional collateral security for the Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Subordinated Noteholder Representative (or the Senior Agent), hold such money or property in trust for the Subordinated Noteholder Representative, segregated from other funds of such Pledgor, as additional security for the Obligations.
          (b) Unless an Event of Default shall have occurred and be continuing and the Subordinated Noteholder Representative shall have given notice to the relevant Pledgor of the Subordinated Noteholder Representative’s intent to exercise its corresponding rights pursuant to Section 6.02(c), each Pledgor shall be entitled to exercise all voting, consent and corporate, partnership or limited liability rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the this Agreement or any other Transaction Document or, without the prior consent of the Subordinated Noteholder Representative and the Subordinated Noteholders, enable or permit any issuer of Pledged Collateral to issue any equity interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Stock of any issuer of Pledged Collateral other than as permitted by this Agreement.
          (c) Upon the occurrence and during the continuance of an Event of Default, upon notice by the Subordinated Noteholder Representative of its intent to exercise such rights to the relevant Pledgor or Pledgors, and subject to the prior rights of the Senior Agent, (i) the Subordinated Noteholder Representative shall have the right to receive any and all cash dividends, payments, property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations, and (ii) any or all of the Pledged Securities shall be registered in the name of the Subordinated Noteholder Representative or its nominee, and (iii) the Subordinated Noteholder Representative or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body), as the case may be, of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Subordinated Noteholder Representative of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Subordinated Noteholder Representative may determine), all without liability except to account for property actually received by it, but the Subordinated Noteholder Representative shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (d) Upon the occurrence and during the continuance of an Event of Default, in order to permit the Subordinated Noteholder Representative to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, subject to any prior rights to the same items as may be held by the Senior Agent, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Subordinated Noteholder Representative all such proxies, dividend payment orders and other instruments as the Subordinated Noteholder Representative may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Subordinated Noteholder Representative an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Collateral or any officer or agent thereof).

          (e) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Subordinated Noteholder Representative in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Subordinated Noteholder Representative.
          (f) Upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any governmental authority, then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Subordinated Noteholder Representative (subject to any prior rights of the Senior Agent) who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Subordinated Noteholder Representative shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
     Section 6.03 Private Sales of Pledged Securities.
          (a) Each Pledgor recognizes that the Subordinated Noteholder Representative may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, and may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to its compliance with federal and state securities laws applicable to private sales, the Subordinated Noteholder Representative shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (b) Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.03 valid and binding and in compliance with any and all other applicable governmental requirements, including any federal or state securities laws.. Each Pledgor further agrees that a breach of any o the covenants contained in this Section 6.03 will cause irreparable injury to the Guaranteed Creditors, that the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.03 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
     Section 6.04 Waiver; Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Subordinated Noteholder Representative or any Guaranteed Creditor to collect such deficiency.
     Section 6.05 Non-Judicial Enforcement. Provided that there is no breach of the peace, the Subordinated Noteholder Representative may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by and carried out in accordance with applicable law, each Pledgor expressly waives any and all legal rights which might otherwise require the Subordinated Noteholder Representative to enforce its rights by judicial process.
ARTICLE VII
The Subordinated Noteholder Representative
     Section 7.01 Subordinated Noteholder Representative’s Appointment as Attorney-in-Fact, Etc.
          (a) Each Pledgor hereby irrevocably constitutes and appoints the Subordinated Noteholder Representative and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Subordinated Noteholder Representative the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following; provided, the Subordinated Noteholder Representative agrees that it will not exercise any of the following rights under such power of attorney unless an Event of Default shall have occurred and be continuing:
          (i) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Subordinated Noteholder Representative for the purpose of collecting any such moneys due with respect to any other Collateral whenever payable;
          (ii) unless being disputed in good faith, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Transaction Document and pay all or any part of the premiums therefor and the costs thereof;

          (iii) execute, in connection with any sale provided for in Section 6.01 or Section 6.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
          (iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Subordinated Noteholder Representative or as the Subordinated Noteholder Representative shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Subordinated Noteholder Representative may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Subordinated Noteholder Representative were the absolute owner thereof for all purposes, and do, at the Subordinated Noteholder Representative’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Subordinated Noteholder Representative deems necessary to protect, preserve or realize upon the Collateral and the Subordinated Noteholder Representative’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.
          (b) If any Obligor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Subordinated Noteholder Representative, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The reasonable expenses of the Subordinated Noteholder Representative incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 8(b) of the Debentures, but in no event to exceed the maximum rate permitted by applicable law, from the date of payment by the Subordinated Noteholder Representative to the date reimbursed by the relevant Obligor, shall be payable by such Obligor to the Subordinated Noteholder Representative on demand.
          (d) Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated.
     Section 7.02 Duty of Subordinated Noteholder Representative. The Subordinated Noteholder Representative’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Subordinated Noteholder Representative deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Subordinated Noteholder Representative, any Guaranteed Creditor nor any of their related parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Subordinated Noteholder Representative and the Guaranteed Creditors hereunder are solely to protect the Subordinated Noteholder Representative’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Subordinated Noteholder Representative or any Guaranteed Creditor to exercise any such powers. The Subordinated Noteholder Representative and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their related parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Subordinated Noteholder Representative shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Subordinated Noteholder Representative or any Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Subordinated Noteholder Representative or any Guaranteed Creditor now has or may hereafter have against any Obligor or other Person.
     Section 7.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Subordinated Noteholder Representative to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Subordinated Noteholder Representative reasonably determines appropriate to perfect the security interests of the Subordinated Noteholder Representative under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 7.04 Authority of Subordinated Noteholder Representative. Each Obligor acknowledges that the rights and responsibilities of the Subordinated Noteholder Representative under this Agreement with respect to any action taken by the Subordinated Noteholder Representative or the exercise or non-exercise by the Subordinated Noteholder Representative of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Subordinated Noteholder Representative and the Guaranteed Creditors, be governed by the Purchase Agreement and by Annex III hereto as may exist from time to time among them, but, as between the Subordinated

Noteholder Representative and the Obligors, the Subordinated Noteholder Representative shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VIII
Subordination of Indebtedness
     Section 8.01 Subordination of All Obligor Claims. As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired. After and during the continuation of an Event of Default, no Obligor shall receive or collect, directly or indirectly, from any other obligor in respect thereof any amount upon the Obligor Claims.
     Section 8.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Subordinated Noteholder Representative on behalf of the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Each Obligor hereby assigns such dividends and payments to the Subordinated Noteholder Representative for the benefit of the Guaranteed Creditors for application against the Obligations. Should any Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon payment in full in cash of the Obligations, the intended recipient shall become subrogated to the rights of the Subordinated Noteholder Representative and the Guaranteed Creditors to the extent that such payments to the Subordinated Noteholder Representative and the Guaranteed Creditors on the Obligor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Subordinated Noteholder Representative and the Guaranteed Creditors had not received dividends or payments upon the Obligor Claims.
     Section 8.03 Payments Held in Trust. In the event that, notwithstanding Section 8.01 and Section 8.02, any Obligor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Subordinated Noteholder Representative and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Subordinated Noteholder Representative, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Subordinated Noteholder Representative.

     Section 8.04 Liens Subordinate. Each Obligor agrees that, until the Obligations are paid in full in cash, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Subordinated Noteholder Representative or any Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Subordinated Noteholder Representative, no Obligor, during the period in which any of the Obligations are outstanding, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien securing payment of the Obligor Claims held by it.
     Section 8.05 Notation of Records. Upon the request of the Subordinated Noteholder Representative, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE IX
Miscellaneous
     Section 9.01 Waiver. No failure on the part of the Subordinated Noteholder Representative or any Subordinated Noteholder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Transaction Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.
     Section 9.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 5.4 of the Purchase Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
     Section 9.03 Payment of Expenses, Indemnities, Etc.
          (a) Each Guarantor agrees to pay or reimburse each Guaranteed Creditor and the Subordinated Noteholder Representative for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Subordinated Noteholder Representative or any Guaranteed Creditor, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Transaction Document, including, without limitation, all costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Transaction Documents to which such Guarantor is a party.

          (b) Each Guarantor agrees to pay, and to save the Subordinated Noteholder Representative and the Guaranteed Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all taxes (other than income taxes payable by such Subordinated Noteholder) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Guarantor agrees to pay, and to save the Subordinated Noteholder Representative and the Guaranteed Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to any Transaction Document.
     Section 9.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.5 of the Purchase Agreement.
     Section 9.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Subordinated Noteholder Representative and the Guaranteed Creditors and their respective successors and assigns.
     Section 9.06 Survival; Revival; Reinstatement.
          (a) All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Transaction Document to which it is a party shall be considered to have been relied upon by the Subordinated Noteholder Representative and the Subordinated Noteholders and shall survive the execution and delivery of this Agreement and the purchase of any Debentures, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Subordinated Noteholder Representative or any Subordinated Noteholder may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Debenture or any fee or any other amount payable under any Transaction Document is outstanding and unpaid. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Debentures or the termination of this Agreement, any other Transaction Document or any provision hereof or thereof.
          (b) To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Subordinated Noteholder Representative’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Transaction Document shall continue in full force and effect. In such event, each Transaction Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Subordinated Noteholder Representative and the Guaranteed Creditors to effect such reinstatement.
     Section 9.07 Counterparts; Integration; Effectiveness.
          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
          (b) This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          (c) This Agreement shall become effective when it shall have been executed by the Subordinated Noteholder Representative and when the Subordinated Noteholder Representative shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.08 Severability. Any provision of this Agreement or any other Transaction Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 9.09 Not Used.
     Section 9.10 Governing Law; Submission to Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND,

BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
          (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 5.4 OF THE PURCHASE AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 5.4 OF THE PURCHASE AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
          (d) EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.
     Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 9.12 Acknowledgments. Each Obligor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;
          (b) neither the Subordinated Noteholder Representative nor any Guaranteed Creditor has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Obligors, on the one hand, and the Subordinated Noteholder Representative and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors.
          (d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Documents and the other Transaction Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Documents and the other Transaction Documents; that it has in fact read this Agreement, the Security Documents and the other Transaction Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Documents; and has received the advice of its attorney in entering into this Agreement and the Security Documents; and that it recognizes that certain of the terms of this Agreement and the Security Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     Section 9.13 Additional Obligors and Pledgors. Each Subsidiary of the Borrower that is formed or acquired after the date hereof shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as an Obligor party hereto on the date hereof. Each Guarantor that is required to pledge equity interests of its Subsidiaries shall execute and deliver a Supplement, if such equity interests were not previously pledged.
     Section 9.14 Releases.
          (a) Release Upon Payment in Full. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Subordinated Noteholder Representative has (i) retransferred and delivered all Collateral in its possession to the Pledgors, and (ii) executed a written release or termination statement and reassigned to the Pledgors without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Obligations and the compliance by the Obligors with all covenants and agreements hereof, the Subordinated Noteholder Representative, at the expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Pledgors and declare this Agreement to be of no further force or effect.
          (b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by this Agreement, then the Subordinated Noteholder Representative, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the equity interests of the Issuer thereof. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement; provided that the Borrower shall have delivered to the Subordinated Noteholder Representative, at least ten Business Days prior to the date of the proposed release, a written request of the Borrower for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Transaction Documents.
          (c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Subordinated Noteholder Representative or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Subordinated Noteholder Representative and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).
     Section 9.15 Acceptance. Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Subordinated Noteholder Representative and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Subordinated Noteholder Representative.
[Remainder of page intentionally left blank; signature pages follow]

     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	TETON ENERGY CORPORATION

By:

Name:

Title:

GUARANTORS:	TETON NORTH AMERICA LLC
	By:	Teton Energy Corporation, its sole member

By:

Name:

Title:

TETON PICEANCE LLC
	By:	Teton North America LLC, its sole member

By:

Name:

Title:

TETON DJ LLC
	By:	Teton North America LLC, its sole member

By:

Name:

Title:

TETON WILLISTON LLC
	By:	Teton North America LLC, its sole member

By:

Name:

Title:

Signature Page
Subordinated Guaranty and Pledge Agreement

TETON BIG HORN LLC
By:	Teton North America LLC, its sole member

By:

Name:

Title:

TETON DJCO LLC
By:	Teton Energy Corporation, its sole member

By:

Name:

Title:

Signature Page
Subordinated Guaranty and Pledge Agreement

Acknowledged and Agreed to as of the date hereof by:

SUBORDINATED NOTEHOLDER REPRESENTATIVE:WHITEBOX ADVISORS, LLC.
By:
Name:
Title:

Signature Page
Subordinated Guaranty and Pledge Agreement

Schedule 1
NOTICE ADDRESSES OF OBLIGORS
Teton Energy Corporation
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton North America LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton Piceance LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton DJ LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton Williston LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton Big Horn LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Teton DJCO LLC
410 17th Street, Suite 1850
Denver, Colorado 80202
Attention: Lonnie Brock
Schedule 1-1

Schedule 2
DESCRIPTION OF PLEDGED SECURITIES
Pledged Securities:

		Percentage	Percentage	Class of Stock or
Owner	Issuer	Owned	Pledged	other Equity Interest
Teton Energy Corporation	Teton North America LLC	100%	100%	Limited Liability Company Interests
Teton North America LLC	Teton Piceance LLC	100%	100%	Limited Liability Company Interests
Teton North America LLC	Teton DJ LLC	100%	100%	Limited Liability Company Interests
Teton North America LLC	Teton Williston LLC	100%	100%	Limited Liability Company Interests
Teton North America LLC	Teton Big Horn LLC	100%	100%	Limited Liability Company Interests
Teton Energy Corporation	Teton DJCO LLC	100%	100%	Limited Liability Company Interests
Schedule 2-1

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
     1.   .
Schedule 3-1

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Legal name of the Borrower:	Teton Energy Corporation
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Delaware
Current jurisdiction of organization:	Delaware
Organizational number:	2896826
Taxpayer identification number:	84-1482290
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202

Legal name of the Obligor:	Teton North America LLC
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Colorado
Current jurisdiction of organization:	Colorado
Organizational number:	20051069170
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202

Legal name of the Obligor:	Teton Piceance LLC
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Colorado
Current jurisdiction of organization:	Colorado
Organizational number:	20051069213
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202

Schedule 4-1

Legal name of the Obligor:	Teton DJ LLC
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Colorado
Current jurisdiction of organization:	Colorado
Organizational number:	20051069240
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202

Legal name of the Obligor:	Teton Williston LLC
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Colorado
Current jurisdiction of organization:	Colorado
Organizational number:	20061183886
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202

Legal name of the Obligor:	Teton Big Horn LLC
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Colorado
Current jurisdiction of organization:	Colorado
Organizational number:	20071277018
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202

Schedule 4-2

Legal name of the Obligor:	Teton DJCO LLC
Address:	410 17th Street, Suite 1850,
Denver, Colorado 80202
All names and trade names that the Borrower has used in the last five years:	None
Jurisdictions of organization over the last five years:	Colorado
Current jurisdiction of organization:	Colorado
Organizational number:	20071416728
Location of chief executive office or sole place of	410 17th Street, Suite 1850,
business over the last five years:	Denver, Colorado 80202
Schedule 4-3

ACKNOWLEDGMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the Subordinated Guaranty and Pledge Agreement dated as of June ___, 2008 (the “Guaranty and Pledge Agreement”), made by the Obligors parties thereto for the benefit of Whitebox Advisors, LLC, as Subordinated Noteholder Representative. The undersigned agrees for the benefit of the Subordinated Noteholder Representative and the Guaranteed Creditors as follows:
     1. The undersigned will be bound by the terms of the Subordinated Guaranty and Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2. The terms of Section 6.01(a) and Section 6.03 of the Subordinated Guaranty and Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(a) or Section 6.03 of the Subordinated Guaranty and Pledge Agreement.

[NAME OF ISSUER]

By:

Name:

Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also an Obligor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Obligor.
Schedule 4-4

Annex I
Assumption Agreement
     ASSUMPTION AGREEMENT, dated as of [                    ], 200[                    ], made by [                     ], a [                    ] (the “Additional Obligor”), in favor of Whitebox Advisors, LLC, as Subordinated Noteholder Representative (in such capacity, the “Subordinated Noteholder Representative”) for the Guaranteed Creditors (used herein as defined in the Subordinated Guaranty and Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Transaction Documents referred to below.
W I T N E S S E T H:
     WHEREAS, Teton Energy Corporation, a Delaware corporation (the “Borrower”), the Subordinated Noteholder Representative, and certain investors have entered into that certain Securities Purchase Agreement, dated as of June ___, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);
     WHEREAS, in connection with the Purchase Agreement, the Borrower and certain of its Affiliates (other than the Additional Obligor) have entered into a Subordinated Guaranty and Pledge Agreement, dated as of June ___, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Guaranty and Pledge Agreement”) in favor of the Subordinated Noteholder Representative for the benefit of the Guaranteed Creditors;
     WHEREAS, the Transaction Documents require the Additional Obligor to become a party to the Subordinated Guaranty and Pledge Agreement; and
     WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Subordinated Guaranty and Pledge Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Subordinated Guaranty and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 9.13 of the Subordinated Guaranty and Pledge Agreement, hereby becomes a party to the Subordinated Guaranty and Pledge Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder and expressly grants to the Subordinated Noteholder Representative, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Obligor to secure all of such Additional Obligor’s obligations and liabilities thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Subordinated Guaranty and Pledge Agreement. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Subordinated Guaranty and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

Annex I-1

     2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:

Name:

Title:

Annex I-2

Annex II
Supplement
     SUPPLEMENT, dated as of [                    ], 200[                    ], made by [                     ], a [                    ] (the “Additional Pledgor”), in favor of Whitebox Advisors, LLC., as Subordinated Noteholder Representative (in such capacity, the “Subordinated Noteholder Representative”) for the Guaranteed Creditors (used herein as defined in the Subordinated Guaranty and Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Transaction Documents referred to below.
W I T N E S S E T H:
     WHEREAS, Teton Energy Corporation, a Delaware corporation (the “Borrower”), the Subordinated Noteholder Representative, and certain investors have entered into that certain Securities Purchase Agreement, dated as of June ___, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”);
     WHEREAS, in connection with the Purchase Agreement, the Borrower and certain of its Affiliates (other than the Additional Obligor) have entered into a Subordinated Guaranty and Pledge Agreement, dated as of June ___, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Guaranty and Pledge Agreement”) in favor of the Subordinated Noteholder Representative for the benefit of the Guaranteed Creditors;
     WHEREAS, the Subordinated Guaranty and Pledge Agreement requires the Additional Pledgor to pledge the equity interests described hereto on Schedule 2-S; and
     WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplement in order to pledge such equity interests;
     NOW, THEREFORE, IT IS AGREED:
     1. Guaranty and Pledge Agreement. By executing and delivering this Supplement, the Additional Pledgor, as provided in Section 9.13 of the Subordinated Guaranty and Pledge Agreement, hereby becomes a party to the Subordinated Guaranty and Pledge Agreement as an Obligor thereunder with the same force and effect as if originally named as an Obligor therein, and without limiting the generality of the foregoing, hereby pledges and grants a security interest in (a) the securities described or referred to in Schedule 2-S and (b) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, equity interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books and records relating to any of the property referred to in this definition and

     (vii) all proceeds of any of the foregoing (collectively, the “Collateral”). Upon execution of this Supplement, such securities will constitute “Pledged Securities” for purposes of the Subordinated Guaranty and Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto and, without limiting the generality of the foregoing, the Additional Pledgor hereby expressly assumes all obligations and liabilities of a Pledgor thereunder and expressly grants to the Subordinated Noteholder Representative, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Pledgor to secure all of such its obligations and liabilities thereunder. The information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Subordinated Guaranty and Pledge Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Subordinated Guaranty and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.
     2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:

Name:

Title:

Annex III
Rights and Obligations of the Subordinated Noteholder Representative with Respect to the
Subordinated Noteholders
1. Nature of Duties. The Subordinated Noteholder Representative shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Subordinated Noteholder Representative nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under this Agreement or any other Transaction Document or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Subordinated Noteholder Representative shall be mechanical and administrative in nature; the Subordinated Noteholder Representative shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Obligor or any Subordinated Noteholder; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Subordinated Noteholder Representative any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein and therein.
2. Lack of Reliance on the Subordinated Noteholder Representative. Independently and without reliance upon the Subordinated Noteholder Representative, each Subordinated Noteholder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Obligors in connection with such Subordinated Noteholder’s investment in the Obligors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Obligors, and of the value of the Collateral from time to time, and the Subordinated Noteholder Representative shall have no duty or responsibility, either initially or on a continuing basis, to provide any Subordinated Noteholder with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Subordinated Noteholder Representative shall not be responsible to the Obligors or any Subordinated Noteholder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document, or for the financial condition of the Obligors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of the Obligors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Agreement, the Debentures or any of the other Transaction Documents.

3. Certain Rights of the Subordinated Noteholder Representative. The Subordinated Noteholder Representative shall have the right to take any action with respect to the Collateral, on behalf of all of the Subordinated Noteholders. To the extent practical, the Subordinated Noteholder Representative shall request instructions from the Subordinated Noteholders with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a majority in interest (based on outstanding principal amount of Debentures); if such instructions are not provided despite the Subordinated Noteholder Representative’s request therefor, the Subordinated Noteholder Representative shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Subordinated Noteholders in respect of actions to be taken by the Subordinated Noteholder Representative; and the Subordinated Noteholder Representative shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Subordinated Noteholder shall have any right of action whatsoever against the Subordinated Noteholder Representative as a result of the Subordinated Noteholder Representative acting or refraining from acting hereunder in accordance with the terms of this Agreement or any other Transaction Document, and the debtors shall have no right to question or challenge the authority of, or the instructions given to, the Subordinated Noteholder Representative pursuant to the foregoing and (b) the Subordinated Noteholder Representative shall not be required to take any action which the Subordinated Noteholder Representative believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.
4. Reliance. The Subordinated Noteholder Representative shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telecopier message, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Subordinated Noteholder Representative shall have no obligation whatsoever to any Subordinated Noteholder to assure that the Collateral exists or is owned by the Obligors or is cared for, protected or insured or that the liens granted pursuant to this Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.
5. Indemnification. To the extent that the Subordinated Noteholder Representative is not reimbursed and indemnified by the debtors, the Subordinated Noteholders will jointly and severally reimburse and indemnify the Subordinated Noteholder Representative, in proportion to their initially purchased respective principal amounts of Debentures, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Subordinated Noteholder Representative in performing its duties hereunder or under this Agreement or any other Transaction Document, or in any way relating to or arising out of this Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Subordinated Noteholder Representative’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Subordinated Noteholder Representative, the Subordinated Noteholder Representative may require each Subordinated Noteholder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Subordinated Noteholder Representative for costs and expenses associated with taking such action.
6. Resignation by the Subordinated Noteholder Representative.
     (a) The Subordinated Noteholder Representative may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days’ prior written notice (as provided in the Purchase Agreement) to the Obligors, the Senior Agent and the Subordinated Noteholders. Such resignation shall take effect upon the appointment of a successor Subordinated Noteholder Representative pursuant to clauses (b) and (c) below.
     (b) Upon any such notice of resignation, the Subordinated Noteholders, acting by a majority in interest based upon the outstanding principal amount of Debentures, shall appoint a successor Subordinated Noteholder Representative hereunder.
     (c) If a successor Subordinated Noteholder Representative shall not have been so appointed within said 30-day period, the Subordinated Noteholder Representative shall then appoint a successor Subordinated Noteholder Representative who shall serve as Subordinated Noteholder Representative until such time, if any, as the Subordinated Noteholders appoint a successor Subordinated Noteholder Representative as provided above. If a successor Subordinated Noteholder Representative has not been appointed within such 30-day period, the Subordinated Noteholder Representative may petition any court of competent jurisdiction or may interplead the Obligors and the Subordinated Noteholders in a proceeding for the appointment of a successor Subordinated Noteholder Representative, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Obligors on demand.
7. Rights with Respect to Collateral. Each Subordinated Noteholder agrees with all other Subordinated Noteholders and the Subordinated Noteholder Representative (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Subordinated Noteholder Representative or any of the other Subordinated Noteholders in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Subordinated Noteholder has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Subordinated Noteholder Representative hereunder by a successor Subordinated Noteholder Representative, such successor Subordinated Noteholder Representative shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Subordinated Noteholder Representative and the retiring Subordinated Noteholder

Representative shall be discharged from its duties and obligations under the Agreement.  After any retiring Subordinated Noteholder Representative’s resignation or removal hereunder as Subordinated Noteholder Representative, the provisions of the Agreement including this Annex III shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Subordinated Noteholder Representative.